EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Liz Bauer, Senior Vice President

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

SECOND QUARTER 2003 RESULTS

Revenues of $142.4 Million;

GAAP Earnings at $0.23 Per Diluted Share

ENGLEWOOD, COLO. (July 29, 2003) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended June 30, 2003.

Second Quarter 2003 Highlights:

•	Revenues decreased 16 percent to $142.4 million.

•	GAAP net income was $11.9 million, or $0.23 per diluted share, which was reduced by approximately $1 million, or $0.01 per diluted share, for restructuring charges recorded in the quarter.

•	Cash flows from operations were $37.1 million.

•	CSG signed a number of key contracts during the quarter, including:

•	Telecommunications of Thailand, Thailand’s largest and oldest communications provider;

•	Saudi Telecom, Saudi Arabia’s largest telecommunications provider;

•	Axtel, Mexico’s largest CLEC;

•	Albacom, an Italian fixed line provider;

•	Alltel Communications, a North American wireline and wireless provider.

•	The Company introduced its new wireline and wireless service bureau product and its first client, FairPoint Communications. FairPoint Communications is a leading North American provider of wireline, high speed Internet and broadband services.

•	In addition, after the quarter ended, CSG signed its first billing and data mediation customer in the People’s Republic of China, Beijing Telecom. Beijing Telecom is a wholly-owned subsidiary of China Telecom, and provides wireline, high-speed internet and broadband services to the northern Chinese market.

“CSG continues to execute in a very challenging environment. We continue to win new business, strengthen our relationships with our existing customers, introduce new solutions like our service bureau billing system for wireline and wireless providers and generate strong cash flows. As telecommunications providers look to rollout new services and increase the efficiencies of their current infrastructure, we believe we are well-positioned to benefit.”

Neal Hansen, Chairman and Chief Executive Officer

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CSG Systems International, Inc.

July 29, 2003

Summary Results of Operations Information (unaudited)

(in thousands, except per share amounts and percentages):

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002	Percent Change	2003	2002	Percent Change
Total revenues	$142,361	$169,738	(16%)	$284,293	$300,113	(5%)
Operating income	20,537	37,817	(46%)	38,508	50,516	(24%)
Net income	11,885	19,248	(38%)	20,688	21,711	(5%)
Net income per diluted share	0.23	0.36	(36%)	0.40	0.41	(2%)

Second Quarter 2003 Results

Total revenues decreased 16 percent to $142.4 million in the current quarter compared to the second quarter of 2002, primarily as a result of a decrease in software revenues in the Broadband Services Division and a decrease in professional services revenues in the Global Software Services Division. Sequentially, total revenues remained relatively flat.

Processing revenues for the second quarter of 2003 were $91.0 million, and were basically flat compared to the same period last year and the first quarter of 2003. Software revenues decreased 44 percent year-over-year to $12.1 million, however increased almost 20 percent from the first quarter of 2003. Compared to the second quarter last year, maintenance revenues decreased 4 percent to $22.8 million and remained relatively flat over the first quarter of 2003. Professional services generated $16.3 million of revenue in the quarter, a 50 percent decrease when compared to the same period last year and a 10 percent decrease over the first quarter of 2003.

Net income presented under generally accepted accounting principles (“GAAP”) for the second quarter of 2003 was $11.9 million, or $0.23 per diluted share. The 2003 quarterly results were reduced by approximately $1 million, or $0.01 per diluted share, due to restructuring charges recorded in the current quarter. GAAP net income for the second quarter of 2002 was $19.2 million, or $0.36 per diluted share. The 2002 quarterly results were reduced by approximately $3.6 million, or $0.04 per diluted share, of Kenan Business acquisition-related expenses. This represents a decrease in GAAP net income between the second quarters of 2003 and 2002 of approximately $7.3 million, or $0.13 per diluted share, with the decrease related primarily to lower revenues between periods. GAAP net income increased 35 percent over the first quarter of 2003.

CSG Systems International, Inc.

July 29, 2003

Divisional Results

CSG is organized into two divisions: the Broadband Services Division and the Global Software Services Division. CSG excludes the restructuring charges and Kenan Business acquisition-related expenses in the determination of its GAAP segment operating results. The results of operations for the divisions were as follows (in thousands, except percentages):

	Three Months Ended June 30, 2003(1)
	Broadband Services Division	GSS Division	Corporate	Total
Processing revenues	$90,433	$608	$—	$91,041
Software revenues	466	11,682	—	12,148
Maintenance revenues	5,079	17,749	—	22,828
Professional services revenues	212	16,132	—	16,344

Total revenues	96,190	46,171	—	142,361
Segment operating expenses	53,409	48,161	19,261	120,831

Contribution margin (loss)	$42,781	$(1,990)	$(19,261)	$21,530

Contribution margin (loss) percentage	44.5%	(4.3%)	N/A	15.1%

	Three Months Ended June 30, 2002(1)
	Broadband Services Division	GSS Division	Corporate	Total
Processing revenues	$91,446	$137	$—	$91,583
Software revenues	15,600	6,278	—	21,878
Maintenance revenues	5,084	18,662	—	23,746
Professional services revenues	703	31,828	—	32,531

Total revenues	112,833	56,905	—	169,738
Segment operating expenses	56,953	59,060	12,346	128,359

Contribution margin (loss)	$55,880	$(2,155)	$(12,346)	$41,379

Contribution margin (loss) percentage	49.5%	(3.8%)	N/A	24.4%

	Six Months Ended June 30, 2003(1)
	Broadband Services Division	GSS Division	Corporate	Total
Processing revenues	$180,882	$1,335	$—	$182,217
Software revenues	2,135	20,177	—	22,312
Maintenance revenues	10,108	35,123	—	45,231
Professional services revenues	582	33,951	—	34,533

Total revenues	193,707	90,586	—	284,293
Segment operating expenses	105,007	99,552	37,074	241,633

Contribution margin (loss)	$88,700	$(8,966)	$(37,074)	$42,660

Contribution margin (loss) percentage	45.8%	(9.9%)	N/A	15.0%

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CSG Systems International, Inc.

July 29, 2003

	Six Months Ended June 30, 2002(1)
	Broadband Services Division	GSS Division	Corporate	Total
Processing revenues	$182,258	$259	$—	$182,517
Software revenues	22,679	21,699	—	44,378
Maintenance revenues	9,845	26,120	—	35,965
Professional services revenues	1,800	35,453	—	37,253

Total revenues	216,582	83,531	—	300,113
Segment operating expenses	106,972	93,002	22,269	222,243

Contribution margin (loss)	$109,610	$(9,471)	$(22,269)	$77,870

Contribution margin (loss) percentage	50.6%	(11.3%)	N/A	25.9%

(1)	CSG’s segment operating expenses and contribution margin (loss), determined in accordance with GAAP, exclude: (i) restructuring charges of $1.0 million and $4.2 million, respectively, for the three and six months ended June 30, 2003; and (ii) Kenan Business acquisition-related expenses of $3.6 million and $27.4 million, respectively, for the three and six months ended June 30, 2002.

Broadband Services Division

Total domestic customer accounts processed on CSG’s system were as follows (in thousands, except percentages):

	As of June 30,
	2003	2002	Percent Change
Video	42,417	39,763	7%
Internet	3,943	4,393	(10%)
Telephony	76	136	(44%)
Total	46,436	44,292	5%

Total customer accounts processed on CSG’s systems as of June 30, 2003 were 46.4 million, reflecting a sequential decrease in customer accounts when compared to March 31, 2003. The overall decrease relates primarily to approximately one million wholesale Internet customer accounts that were converted to the respective client’s internal customer care and billing application during the current quarter.

Global Software Services Division

The GSS Division signed several new and expanded contracts during the quarter, including Telecommunications of Thailand, Thailand’s largest and oldest communications provider; Saudi Telecom, Saudi Arabia’s largest telecommunications provider; Axtel, Mexico’s largest CLEC; Albacom, an Italian fixed line provider; and Alltel Communications, a North American wireline and wireless provider.

In addition, the Company introduced its new wireline and wireless service bureau product and its first client, FairPoint Communications. FairPoint Communications is a leading North American provider of wireline, high speed Internet and broadband services.

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CSG Systems International, Inc.

July 29, 2003

Financial Condition

As of June 30, 2003, CSG had cash and short-term investments of $128.4 million, compared to $114.4 million as of March 31, 2003, and $95.4 million as of December 31, 2002. During the current quarter, CSG made a $20 million voluntary principal payment, reducing CSG’s long-term debt balance from $268.9 million as of March 31, 2003 to $248.9 million as of June 30, 2003. As a result of this debt prepayment, the total scheduled principal payments for the remainder of 2003 are approximately $6.2 million.

Cash flows from operations for the quarter ended June 30, 2003 were $37.1 million, compared to $20.0 million for the same period in 2002, an increase of $17.1 million. Cash flows from operations for the quarter ended March 31, 2003 were $22.2 million, an increase of $14.9 million sequentially between quarters. This sequential increase relates primarily to an overall change in operating assets and liabilities between the first and second quarters of 2003.

During the second quarter of 2003, CSG did not repurchase any of its common stock. As of June 30, 2003, the total shares repurchased under CSG’s stock repurchase program since its inception in August 1999 totaled 6.3 million shares, at a total repurchase price of $199.7 million (weighted-average price of $31.51 per share). At June 30, 2003, the total remaining number of shares authorized for repurchase under the program totaled 3.7 million shares.

Comcast Business Relationship

CSG’s contract with AT&T Broadband (now Comcast) represented approximately 26 percent CSG’s total revenues for the current quarter. CSG and Comcast are currently in litigation. See CSG’s first quarter 2003 Form 10-Q dated May 15, 2003 and CSG’s 2002 Annual Report on Form 10-K for discussions regarding CSG’s business relationship with Comcast.

Financial Outlook

“For the third quarter, we are expecting revenues of between $140 million and $148 million dollars,” Peter Kalan, chief financial officer, said. “Based on these targeted revenues, we anticipate that earnings per diluted share for the third quarter will be between 23 cents and 28 cents. We will continue to evaluate our business for expense reductions and these financial projections do not include any restructuring charges that could be incurred in the third quarter as such amounts are not estimable at this time.”

Conference Call

CSG will host a one-hour conference call on Tuesday, July 29, at 5 p.m. EDT, to discuss CSG’s second quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

CSG Systems International, Inc.

July 29, 2003

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information, including financial measures, metrics and calculations can be found in the financial tab in the Investor Relations section.

About CSG Systems International

Headquartered in Englewood, Colorado, CSG Systems International (NASDAQ: CSGS) and its wholly-owned subsidiaries serve more than 265 service providers in more than 40 countries. CSG is a leader in next-generation billing and customer care solutions for the cable television, direct broadcast satellite, advanced IP services, next generation mobile, and fixed wireline markets. CSG’s unique combination of proven and future-ready solutions, delivered in both outsourced and licensed formats, empowers its clients to deliver unparalleled customer service, improve operational efficiencies and rapidly bring new revenue-generating products to market. CSG is an S&P Midcap 400 company. For more information, visit our Web site at www.csgsystems.com.

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that is based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to, CSG’s ability to continue to perform satisfactorily under the terms of its contract with Comcast, which is set to expire in 2012, as well as the level of cooperation between CSG and Comcast on the opportunities and obligations presented by the contract. As CSG has disclosed previously, CSG is currently in a dispute with Comcast concerning the contract between the companies. Should Comcast be successful in its claims, or in terminating the contract in whole or in part, it would have a material impact on the financial condition of CSG and its overall future operations. Additional risk factors include: 1) the continued acceptance of CSG CCS/BP, CSG Kenan/BP and their related products and services; 2) CSG’s ability to enhance current products and develop new technology that will retain existing clients and capture new market share; 3) significant forays into new markets, which may prove costly and unprofitable; 4) the degree to which CSG’s expectations of market penetration and consumer acceptance of broadband, wireline and wireless services prove true — and even if realized, CSG’s ability to meet the billing and customer care needs of that market; 5) client consolidation, which has decreased the number of potential buyers for many of CSG’s products and services; 6) CSG’s ability to expand and effectively operate its business internationally; 7) CSG’s ability to renew software maintenance contracts and sell additional software products and services to existing and new clients, both domestically and internationally; 8) CSG’s ability to successfully deliver on lengthy and/or complex implementation projects, which by their nature, carry much more risk; 9) CSG’s ability to properly manage its international operations, which are much more complex and carry higher collections risk; and 10) the depth and the duration of the current depressed state of the worldwide telecommunications industry and CSG’s ability to manage its expenses and investments during this downturn. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIAL STATEMENTS TO FOLLOW

CSG Systems International, Inc.

July 29, 2003

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$127,411	$94,424
Short-term investments	1,024	1,013

Total cash, cash equivalents and short-term investments	128,435	95,437
Trade accounts receivable-
Billed, net of allowance of $14,093 and $12,079	169,096	160,417
Unbilled and other	27,093	28,856
Purchased Kenan Business accounts receivable	—	603
Deferred income taxes	9,260	8,355
Other current assets	10,942	10,568

Total current assets	344,826	304,236
Property and equipment, net of depreciation of $82,167 and $74,023	40,868	46,442
Software, net of amortization of $55,425 and $48,582	44,542	50,478
Goodwill	218,589	220,065
Client contracts, net of amortization of $47,375 and $42,954	60,544	63,805
Deferred income taxes	34,240	37,163
Other assets	8,153	9,128

Total assets	$751,762	$731,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$17,482	$16,370
Client deposits	16,918	16,350
Trade accounts payable	21,705	24,810
Accrued employee compensation	22,963	26,707
Deferred revenue	65,118	45,411
Accrued income taxes	31,037	30,469
Other current liabilities	27,197	24,337

Total current liabilities	202,420	184,454

Non-current liabilities:
Long-term debt, net of current maturities	231,443	253,630
Deferred revenue	1,841	2,090
Other non-current liabilities	7,131	9,038

Total non-current liabilities	240,415	264,758

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 52,300,081 shares and 51,726,528 shares outstanding	578	577
Additional paid-in capital	256,315	255,452
Deferred employee compensation	(8,096)	(3,904)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	1	(6)
Cumulative translation adjustments	3,963	1,060
Treasury stock, at cost, 5,499,796 shares and 5,979,796 shares	(171,111)	(186,045)
Accumulated earnings	227,277	214,971

Total stockholders’ equity	308,927	282,105

Total liabilities and stockholders’ equity	$751,762	$731,317

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CSG Systems International, Inc.

July 29, 2003

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME -UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenues:
Processing and related services	$91,041	$91,583	$182,217	$182,517
Software	12,148	21,878	22,312	44,378
Maintenance	22,828	23,746	45,231	35,965
Professional services	16,344	32,531	34,533	37,253

Total revenues	142,361	169,738	284,293	300,113
Cost of revenues:
Cost of processing and related services	35,545	35,040	69,660	70,100
Cost of software and maintenance	17,391	16,428	35,700	21,735
Cost of professional services	14,669	17,310	33,221	28,360

Total cost of revenues	67,605	68,778	138,581	120,195

Gross margin (exclusive of depreciation)	74,756	100,960	145,712	179,918

Operating expenses:
Research and development	16,911	21,847	32,406	38,933
Selling, general and administrative	31,981	33,019	61,713	54,212
Depreciation	4,334	4,715	8,933	8,903
Restructuring charges 1	993	—	4,152	—
Kenan Business acquisition-related expenses	—	3,562	—	27,354

Total operating expenses	54,219	63,143	107,204	129,402

Operating income	20,537	37,817	38,508	50,516

Other income (expense):
Interest expense	(3,482)	(4,371)	(7,356)	(6,282)
Interest and investment income, net	443	561	731	1,403
Other	2,443	(1,197)	2,829	(1,110)

Total other	(596)	(5,007)	(3,796)	(5,989)

Income before income taxes	19,941	32,810	34,712	44,527
Income tax provision	(8,056)	(13,562)	(14,024)	(22,816)

Net income	$11,885	$19,248	$20,688	$21,711

Basic net income per common share:
Net income available to common stockholders	$0.23	$0.37	$0.40	$0.41

Weighted average common shares	51,355	52,693	51,330	52,686

Diluted net income per common share:
Net income available to common stockholders	$0.23	$0.36	$0.40	$0.41

Weighted average common shares	51,703	53,084	51,599	53,267

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CSG Systems International, Inc.

July 29, 2003

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six months ended
	June 30, 2003	June 30, 2002
Cash flows from operating activities:
Net income	$20,688	$21,711
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation	8,933	8,903
Amortization	12,366	9,384
Charge for in-process purchased research and development	—	19,300
Restructuring charge for abandonment of facilities	683	—
Gain on short-term investments	—	(49)
Deferred income taxes	2,045	(3,189)
Tax benefit of stock options exercised	9	—
Stock-based employee compensation	2,360	—
Impairment of intangible assets	—	1,906
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(3,496)	(19,843)
Other current and non-current assets	(546)	(500)
Accounts payable and accrued liabilities	(4,209)	23,743
Deferred revenues	20,530	(15,245)

Net cash provided by operating activities	59,363	46,121

Cash flows from investing activities:
Purchases of property and equipment	(2,920)	(6,191)
Purchases of short-term investments	(11)	(1,991)
Proceeds from sale of short-term investments	—	53,381
Acquisition of businesses and assets, net of cash acquired	(2,335)	(255,964)
Acquisition and investments in client contracts	(1,030)	(3,128)

Net cash used in investing activities	(6,296)	(213,893)

Cash flows from financing activities:
Proceeds from issuance of common stock	855	1,907
Repurchase of common stock	—	(1,633)
Proceeds from long-term debt	—	300,000
Payments on long-term debt	(21,075)	(61,500)
Proceeds from revolving credit facility	—	5,000
Payments on revolving credit facility	—	(5,000)
Payments of deferred financing costs	(87)	(8,365)

Net cash provided by (used in) financing activities	(20,307)	230,409

Effect of exchange rate fluctuations on cash	227	(743)

Net increase in cash and cash equivalents	32,987	61,894
Cash and cash equivalents, beginning of period	94,424	30,165

Cash and cash equivalents, end of period	$127,411	$92,059

Supplemental disclosures of cash flow information:
Cash paid during the period for—
Interest	$5,774	$5,035
Income taxes	$9,625	$11,986